ARTICLES OF AMENDMENT
                         ----------------------
                    OF THE ARTICLES OF INCORPORATION
                    --------------------------------
                         OF ROANOKE GAS COMPANY
                         ----------------------


      Pursuant to Section 13.1-710 of the Code of Virginia, the Articles of Amendment of the Articles of Incorporation of Roanoke Gas Company are hereby set forth as follows:

      A.   The name of the Corporation is Roanoke Gas Company.

      B.   The Amendment of the Articles of Incorporation is as follows:

      Article Fourth of the Articles of Incorporation is amended by deleting existing Article Fourth and substituting in lieu thereof:

                 "Fourth: (a) The number of directors of the Corporation, not less than seven nor more than eleven, shall be fixed by the Bylaws and, in the absence of a Bylaw fixing the number, shall be nine. Upon the adoption of this Article Fourth, the directors shall be divided into three classes (A, B and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of shareholders in 1998; the initial term of office for members of Class B shall expire at the annual meeting of shareholders in 1999; and the initial term of office for members of Class C shall expire at the annual meeting of shareholders in 2000. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and shall continue to hold office until their respective successors are elected and qualify. In the event of any increase or decrease in the number of directors fixed by the Bylaws, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.

           (b) Newly-created directorships resulting from an increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director may be removed from office only for cause."

      C. The Amendment was adopted at the Annual Meeting of Shareholders held on January 27, 1997.

      D. The Amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders in accordance with the requirements of the Virginia Stock Corporation Act.

      E. The only voting group entitled to vote on the Amendment is the holders of the Corporation's common stock. As of November 22, 1996, the record date for the Annual Meeting, there were 1,483,462 shares of common stock of the Corporation issued and outstanding and entitled to vote. 1,035,254 votes were cast "for" the Amendment, and 16,931 votes were withheld or cast "against" such Amendment. The number of votes cast "for" the Amendment was sufficient for approval of the Amendment by the shareholders.

      EXECUTED this 29th day of January, 1997, on behalf of Roanoke Gas Company, by its President.


                                 ROANOKE GAS COMPANY



                                 By:   s/Frank A. Farmer
                                       ---------------------------------
                                       Frank A. Farmer, Jr., President

                        COMMONWEALTH OF VIRGINIA
                      STATE CORPORATION COMMISSION


                            February 5, 1997

The State Corporation Commission has found the accompanying articles submitted on behalf of

ROANOKE GAS COMPANY

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective February 5, 1997 at 12:30 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                                 STATE CORPORATION COMMISSION

                                 By    T. V. Morrison, Jr.
                                       -------------------------
                                       Commissioner



AMENACPT
CIS20318
97-02-03-0198

                          ARTICLES OF AMENDMENT
                    OF THE ARTICLES OF INCORPORATION
                         OF ROANOKE GAS COMPANY


      Pursuant to Section 13.1-710 of the Code of Virginia, the Articles of Amendment of the Articles of Incorporation of Roanoke Gas Company are hereby set forth as follows:

      (a)  The name of the Corporation is ROANOKE GAS COMPANY.

      (b) Paragraph "Third" of the Articles of Incorporation, as amended, shall be amended to read in its entirety as follows:

                 "Third: The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:

                                                  Par Value
           Class      Number of Shares            Per Share
           -----      ----------------            ---------

           Common         3,000,000                 $5.00"

      (c) New paragraph "Fifth" shall be added to the Articles of Incorporation, as amended, to read as follows:

                 "Fifth:  No shareholder shall have any
           preemptive or preferential right to subscribe for or acquire unissued shares of the corporation's capital stock, or any security convertible into or carrying a right to subscribe for or acquire shares of the corporation's capital stock, when issued."

      (d) Both of the amendments were adopted at a Special Meeting of the Corporation's shareholders held on March 23, 1992.

      (e) Each amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders in accordance with the requirements of the Virginia Stock Corporation Act.

      (f) The only voting group entitled to vote on the amendments is the holders of the Corporation's common stock. As of February 7, 1992, the record date for the Special Meeting, there were 631,551 shares of common stock of the Corporation issued and outstanding. 499,092 votes were cast "For" the amendment to paragraph "Third" increasing the Corporation's authorized common stock, and 34,818 votes were withheld or cast "Against" that amendment. 473,597 votes were cast "For" the amendment adding paragraph "Fifth" to delete preemptive rights of shareholders, and 37,975 votes were withheld or cast "Against" that amendment. The number of votes cast "For" each amendment was sufficient for approval of the amendment by the shareholders.

      EXECUTED this 23rd day of March, 1992, on behalf of Roanoke Gas Company, by its President.

                                 ROANOKE GAS COMPANY

                                 By:   s/Frank A. Farmer, Jr.
                                       -------------------------
                                          Frank A. Farmer, Jr.
                                          President

                        COMMONWEALTH OF VIRGINIA
                      STATE CORPORATION COMMISSION


                             March 24, 1992

The State Corporation Commission has found the accompanying articles submitted on behalf of

ROANOKE GAS COMPANY

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 24, 1992.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                                 STATE CORPORATION COMMISSION

                                 By    s/[illegible signature]
                                       -------------------------
                                       Commissioner



AMENACPT
CIS20436
92-03-24-0506

                          ARTICLES OF AMENDMENT
                                   OF
                      THE ARTICLES OF INCORPORATION
                                   OF
                           ROANOKE GAS COMPANY

           a.    The name of the corporation is Roanoke Gas Company.
           b. Paragraph "THIRD" of the Articles of Incorporation of the corporation, as amended, reads in its entirety as follows:
                 "THIRD: The aggregate number of shares which the
           Corporation shall have the authority to issue and the
           par value per share are as follows:
                                                  Par Value
           Class            Number of Shares      Per Share
           -----            ----------------      ---------

           Common                1,000,000          $5.00"


           c. The Board of Directors of Roanoke Gas Company at a meeting held on August 22, 1977, found the foregoing amendment of its Articles of Incorporation to be in the best interests of the corporation and directed that it be submitted to a vote of the stockholders of the corporation at a Special Meeting called on October 19, 1977. Notice of the Special Meeting of Stockholders was given to each stockholder of record entitled to vote on September 16, 1977, in the manner and within the time provided by the Virginia Stock Corporation Act, which notice included a copy of the amendment, and the amendment was adopted by requisite vote of the stockholders at the Special Meeting of Stockholders of the corporation held on October 19, 1977.

           d. The number of shares of the one class of common stock of the corporation outstanding and entitled to vote on the amendment was 188,057.

           e. The number of shares voted for adoption of the amendment was 161,882 and against such amendment was 1,199.

           f. The foregoing amendment increases the aggregate number of shares authorized for issue from 200,000 to 1,000,000, but does not effect a change in the amount of the stated capital of the corporation.

           g. The foregoing amendment does not effect a restatement of the Articles of Incorporation.
                                       ROANOKE GAS COMPANY


                                       By   s/A. N. Buckley
                                            -----------------------
                                            Its President

                                                           and

                                       By   s/E. C. Dunbar
                                            -----------------------
                                            Its Vice President - Finance
                                                  and Secretary

                        COMMONWEALTH OF VIRGINIA
                      STATE CORPORATION COMMISSION

                                                  AT RICHMOND,
                                                  December 6, 1977

The accompanying articles having been delivered to the State Corporation Commission on behalf of

                           Roanoke Gas Company

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

      ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

      Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the clerk of the

Circuit Court City of Roanoke

                                       STATE CORPORATION COMMISSION

                                       By   s/[illegible signature]
                                            -----------------------
                                            Commissioner


VIRGINIA:

       In the Clerk's Office of the Circuit Court City of Roanoke


      The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 19th day of December, 1977 and is now returned
                                ----        --------------
to the State Corporation Commission by certified mail.

                                       s/WALKER R. CARTER, JR., Clerk
                                       ------------------------------------
                                       By: s/Brenda Scott         Clerk

                          ARTICLES OF AMENDMENT
                                   OF
                           ROANOKE GAS COMPANY

      A.   The name of the corporation is ROANOKE GAS COMPANY.

      B.   The amendments so adopted are as follows:

           RESOLVED that it is in the best interests of Roanoke Gas Company that its Articles of Incorporation (Association) be amended and restated so that they shall read in their entirety as follows:

           First:     The name of the corporation is ROANOKE GAS COMPANY.

           Second:    The purpose or purposes for which the corporation is
      organized and is authorized to pursue shall be to acquire, own, manage, control and conduct in the State of Virginia properties, systems and plants for the manufacture, storage, transmission, sale and delivery to the public, as a public service company, of gas, whether natural, manufactured or mixed, for power, heat, light and all other uses under such Certificates of Convenience and Necessity as have been or may in the future from time to time be granted to it by the State Corporation Commission of Virginia. In addition, the corporation may conduct in the State of Virginia any other business so far as the same may be related or incidental to its herein-stated business and purposes, and may further conduct in any other state such business as may be authorized or permitted by the laws thereof.

           Third:     The aggregate number of shares which the corporation
      shall have authority to issue and the par value per share are as follows:

                      Number           Par Value
           Class      Of Shares        Per Share
           -----      ---------        ---------

           Common     200,000          $5.00

           Fourth:    The number of directors, not less than three, shall be
      fixed by the bylaws, and, in the absence of such a bylaw fixing the same, the number shall be eight.

      C. The Board of Directors of the corporation at its meeting held February 25, 1965, found the foregoing amendments in the best interests of the corporation and directed them to be submitted to a vote at the annual meeting of the stockholders of the corporation to be held April 6, 1965; written notice of the stockholders' meeting was given to each stockholder of record entitled to vote at said meeting on March 8, 1965 (more than 25 days prior to the April 6, 1965 meeting date); the foregoing notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendments; and said amendments were adopted by the stockholders of the corporation on April 6, 1965.

      D. The number of shares of the corporation outstanding and the number of shares entitled to vote thereon is 155,697 shares of common stock. No other class of shares of the corporation is outstanding.

      E. 125,593 shares of common stock of the corporation voted for the amendments; and no shares of the common stock voted against the amendments.

      F. The amendments do not effect a change in the amount of stated capital of the corporation.

      G. The amendments do effect a restatement in their entirety of the Articles of Incorporation of the corporation, and the amount of stated capital of the corporation on the effective date of such amendments is and will be $778,485.00

      WITNESS the signature of Roanoke Gas Company by its President and its corporate seal affixed hereto and attested by its Secretary, this 6th day of April, 1965.

                            ROANOKE GAS COMPANY


                            By   s/John C. Parrott
                                 -----------------------
                                       President

ATTEST:


s/E. C. Dunbar
--------------------
      Secretary


[Company seal appears here]

STATE OF VIRGINIA)
                 )to wit:
CITY OF ROANOKE  )

      I, Ruth T. Murphy, a Notary Public in and for the City of Roanoke, Virginia, do hereby certify that John C. Parrott, President of Roanoke Gas Company, whose name is signed to the foregoing Articles of Amendment bearing date the 6th day of April, 1965, has personally appeared before me and acknowledged the same in my City and State aforesaid.

      GIVEN under my hand this 6th day of April.


                            s/Ruth T. Murphy
                            -------------------------------------------
                                            Notary Public

My commission expires:

My Commission Expires August 3, 1967
------------------------------------

                        COMMONWEALTH OF VIRGINIA
                      STATE CORPORATION COMMISSION


                                            AT RICHMOND, April 9, 1965

The accompanying articles having been delivered to the State Corporation Commission on behalf of
                           Roanoke Gas Company

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

      ORDERED that this CERTIFICATE OF AMENDMENT AND RESTATEMENT be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

      Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the clerk of the Hustings Court of the City of Roanoke.

                                 STATE CORPORATION COMMISSION

                                 By:   s/Jessee Dillon
                                       -------------------------
                                            Chairman



VIRGINIA:

   In the Clerk's Office of the Hustings Court of the City of Roanoke

The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 20th day of April, 1965 and is now returned to the State Corporation Commission by certified mail.

                                 WALKER R. CARTER JR., CLERK
                                 ---------------------------------
                                 By: s/Ruth Keith     Deputy Clerk

                         ARTICLES OF ASSOCIATION
                                   of
                        ROANOKE GAS LIGHT COMPANY
                                  --0--

      KNOW ALL MEN BY THESE PRESENTS, That we do hereby make and sign these Articles of Association for the purpose of forming a corporation under and by virtue of the provisions of an Act of the General Assembly of Virginia, entitled "An Act Concerning Corporations", which became a law on the twenty-first day of May, 1903, and the several supplements thereto and acts amendatory thereof, for the purpose of purchasing, leasing or constructing, maintaining and operating works for the manufacture and sale of gas for light, heat or power, or for any and all other purposes, and to that end we do set forth, as follows:

                                   I.

      The name of this Corporation shall be Roanoke Gas Company.

                                   II.

      The nature and character of the works to be purchased, leased, constructed and otherwise acquired maintained, sold or otherwise disposed of is a plant or plants with machinery, equipment and appliances for the manufacture, production, receipt, storage and transmission of gas, including natural gas and mixed gases of all kinds, gas products, coke, coal tar, coal tar products and by-products, to be sold and supplied in Roanoke, Virginia, Roanoke County, Virginia, Botetourt County, Virginia, Montgomery County, Virginia, and Bedford County, Virginia, and all towns, cities, municipalities and settlements located in said counties, and to the public generally, for power, heat, light and all other uses, including, but not being limited to, domestic, commercial, industrial and governmental uses; the purposes being to manufacture, transmit, receive, store, sell, distribute and supply gas, natural gas and mixed gases of all kinds in Roanoke, Virginia, Roanoke County, Virginia, Botetourt County, Virginia, Montgomery County, Virginia, and Bedford County, Virginia, and towns, cities, municipalities and settlements located in said counties, and to operate a gas plant or plants at Roanoke, Virginia, or its vicinity; also to construct, maintain and operate works for receiving, holding, transmitting and distributing gas, natural gas and mixed gases of all kinds, and the incidental products of gas production; also to manufacture, buy, transmit, receive, sell and generally deal in gas, natural gas, mixed gases of all kinds, coke, coal tar, coal tar products and by-products, gas meters, pipes, stoves, burners and other appliances, machinery and fixtures pertaining to the production of and the use of gas, natural gas and mixed gases of all kinds, coke, coal tar, coal tar products and by-products; also to purchase and obtain, by any and all means, supplies of natural gas and mixed gases of all kinds, and to that end to acquire construct, maintain, operate, lease, sell and otherwise dispose of gas lines, including gas transmission lines and other fixtures, appliances and works necessary and convenient for procuring, carrying and distributing natural gas and mixed gases of all kinds; also to acquire, hold, use and dispose of all necessary lands, interests in lands, pipe lines, transmission lines, and all necessary and convenient facilities for the conduct of the purposes and objects above mentioned, with full power to mortgage, lease, sell or encumber any part or all of the property, works and franchises for the said objects and purposes; likewise to purchase, lease, sell or otherwise acquire the property, works and franchises or other corporations or companies of like or similar purposes, and generally to do all things relating to the control, operation, management and conduct of said purposes and objects.

      The said works are not local to any one city but are to be confined to the corporate limits of the City of Roanoke, Virginia, and the limits of Roanoke County, Virginia, Botetourt County, Virginia, Montgomery County, Virginia, and Bedford County, Virginia.

                                  III.

      The principal terminal places to and from which it is proposed to construct, purchase or otherwise acquire, maintain and operate said works are: the corporate limits of the City of Roanoke, Virginia, and limits of Roanoke County, Virginia, Botetourt County, Virginia, Montgomery County, Virginia, and Bedford County, Virginia, and all towns, cities, municipalities and settlements located in said counties, with the main or chief producing plant or plants and the main or chief receiving station or stations at the City of Roanoke, Virginia, or its vicinity, with auxiliary or supplemental producing, receiving or storing plants or stations and other integral parts of its plant or system at such other places as may become necessary or advantageous in the conduct of the affairs of the Company.

                                   IV.

      The proposed works are estimated and intended to be sufficient to furnish gas, natural gas and mixed gases of all kinds for heating, lighting, power and all other uses to the City of Roanoke, Virginia, and its inhabitants and residents tributary to the pipe lines which the Company owns and may construct within the said city, as well as to Roanoke County, Virginia, Botetourt County, Virginia, Montgomery County, Virginia, and Bedford County, Virginia, the inhabitants and residents therein, and all towns, cities, municipalities and settlements located in said counties, into which the Company has and may extend its pipe lines and facilities.

                                   V.

      The period for the duration of the corporation is unlimited.

                                   VI.

      The maximum amount of the capital stock of the corporation is to be 200,000 shares and the minimum amount of the capital stock is to be 10,000 shares, all of which shall be common stock divided into shares of the par value of $5.00 each.

                                  VII.

      The names and places of residence of the officers and directors, who, unless others are sooner chosen by the stockholders to act in their places, shall manage the affairs of the corporation for the first year, are as follows:

                                OFFICERS.
                                ---------

      Name.                      Office.             Residence.
      ----                       ------              ---------
Clarence H. Geist           President             Philadelphia, Pa.
W. H. Lewis                 Vice President        Roanoke, Va.
Joseph A. Slattery          Secretary & Treasurer Philadelphia, Pa.

                               DIRECTORS.

      Name.                                          Residence.
      ----                                           ---------
Clarence H. Geist                                 Philadelphia, Pa.
W. H. Lewis                                       Roanoke, Va.
Joseph A. Slattery                                Philadelphia, Pa.
Canton Geist                                      Atlantic City, N.J.
H.S. Schutt                                       Wilmington, Del.


                                  VIII.

      The place in this State, in which its principal office will be located, is City of Roanoke, Virginia.

                                   IX.

      The Board of Directors of the said "Roanoke Gas Light Company" shall have the power to name and appoint any executive committee or other committees to be chosen from its membership, and may appoint within or without its membership, managers and agents for the corporation; and may vest in such agents, managers or committees, such authority as may be deemed advisable and advantageous to the said corporation; not, however, in conflict with the laws of this State.

      For the conduct or the business of the corporation and in providing for its financial organization, the said corporation:

      (a) May merge or consolidate its franchises, property or works with those of any corporation created for like purposes, as provided for in Chapter 5 of said "Act Concerning Corporations", or as may be hereafter allowed by law to similar corporations, and may purchase or lease the franchises, property and works, or any portion thereof, of such other corporation, or may sell or lease its franchises, property and works, or any part thereof, to any such other corporation;

      (b) May borrow money and make and issue bonds payable to bearer, or otherwise, with or without interest coupons attached; may make and issue notes or drafts for loans or for any other debts or obligations incurred by it for any of the purposes of the corporation; and may secure such loans by mortgage, or deed of trust, upon all or any part of its property, works and franchises.

      (c) The said Board of Directors may, whenever they deem proper, increase the issue of the capital stock of the corporation to the maximum limit hereinabove set out, or the limit of any amendment thereof, and may dispose of the additional issues at such prices, or for such consideration, and on such terms and conditions as they may deem best, having, however, fully complied with the provisions of Section 167 of the Constitution of this State, so far as applicable thereto.

      (d) And the said corporation may have and exercise all the general powers and be subject to all the restrictions conferred generally by Chapter 5 of said "Act Concerning Corporations" and the laws of this State so far as they are relative thereto; and shall have and may exercise all the special powers conferred upon corporations of like character by Chapter 3 of said "Act Concerning Corporations", and by the laws of this State, so far as not in conflict with this Act, and by all acts hereinafter passed supplementary thereto or amendatory thereof.

      GIVEN under our hands this 22nd day of March, 1912.

                                       CLARENCE H. GEIST

                                       W. H. LEWIS

                                       JOSEPH A. SLATTERY

                                       CARLTON GEIST

                                       H.S. SCHUTT

STATE OF VIRGINIA)
                   TO-WIT:
CITY OF ROANOKE  )

      I, J. A. Martin, a notary Public in and for the City of Roanoke, in the State of Virginia, do certify that Clarence H. Geist, W.H. Lewis, Joseph A. Slattery, Carlton Geist and H.S. Schutt, whose names are signed to the foregoing writing, bearing date the 22nd day of March, 1912, have each acknowledged the same before me in my City aforesaid.

      GIVEN under my hand this 22nd day of March, 1912.

                                            J.A. Martin,
                                                       Notary Public

My commission expires July 11, 1914.